Exhibit 99.1

– May 27, 2016 (GLOBE NEWSWIRE) – Aclaris Therapeutics, Inc. (NASDAQ: ACRS), a clinical-stage specialty pharmaceutical company, announced today that it has entered into a stock purchase agreement with a group of institutional accredited investors for the private placement of approximately X.X million shares of common stock at a purchase price of $18.50 per share, yielding expected gross proceeds of $[20.0] million.  The price per share represents a XX.X% discount to the [10-day] volume-weighted average price of the Company’s common stock as of May 26, 2016. The private placement is expected to close on or about June 1, 2016, subject to the satisfaction of customary closing conditions.

for androgenetic alopecia (also known as male or female pattern baldness) and vitiligo.

Aclaris Therapeutics Announces $20.0 Million Private Placement

Malvern, PA – May 27, 2016 (GLOBE NEWSWIRE) – Aclaris Therapeutics, Inc. (NASDAQ: ACRS), a clinical-stage specialty pharmaceutical company, announced today that it has entered into a stock purchase agreement with a group of institutional accredited investors for the private placement of 1,081,082 shares of common stock at a purchase price of $18.50 per share, yielding expected gross proceeds of $20.0 million.  The private placement is expected to close on or about June 2, 2016, subject to the satisfaction of customary closing conditions.

The private placement was led by Aisling Capital with participation by additional new and existing investors.

Net proceeds from this offering are expected to be used to fund research and development, including new JAK inhibitor programs for androgenetic alopecia (also known as male or female pattern baldness) and vitiligo, as well as ongoing business development.

The securities being issued and sold in the private placement have not been registered under the Securities Act of 1933, as amended.  Accordingly, these securities may not be offered or sold in the United States, except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Securities Act.  This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of the securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of such jurisdiction.

William Blair acted as the lead placement agent for the offering.  Guggenheim Securities served as the co-placement agent.

About Aclaris Therapeutics, Inc.

Aclaris Therapeutics, Inc. is a clinical-stage specialty pharmaceutical company focused on identifying, developing, and commercializing innovative and differentiated drugs to address significant unmet needs in dermatology.  Aclaris Therapeutics, Inc. is based in Malvern, Pennsylvania.

Cautionary Note Regarding Forward-Looking Statements

Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements may be identified by words such as “believe”, “expect”, “may”, “plan,” “potential,” “will,” and similar expressions, and are based on Aclaris’ current beliefs and expectations. These forward-looking statements include expectations regarding the clinical development of Aclaris’ A-101 drug candidate for the treatment of SK and for common warts and its JAK inhibitor drug candidates for the treatment of alopecia areata and other dermatological conditions.  These statements involve risks and uncertainties that could cause actual results to differ materially from those reflected in such statements. Risks and uncertainties that may cause actual results to differ materially include uncertainties inherent in the conduct of clinical trials, Aclaris’ reliance on third parties over which it may not always have full control, and other risks and uncertainties that are described in the Risk Factors section of Aclaris’ Annual Report on Form 10-K for the year ended December 31, 2015, filed with the Securities and Exchange Commission (SEC) on March 23, 2016, and other filings Aclaris makes with the SEC from time to time. These documents are available under the “Financial Information” section of the Investors page of Aclaris’ website at http://www.aclaristx.com.  Any forward-looking statements speak only as of the date of this press release and are based on information available to Aclaris as of the date of this release, and Aclaris assumes no obligation to, and does not intend to, update any forward-looking statements, whether as a result of new information, future events or otherwise.

Contact:

Aclaris Contact

Frank Ruffo

Chief Financial Officer

484-324-7933

investors@aclaristx.com

Investor Contact

Patricia L. Bank

Westwicke Partners

Managing Director

415-513-1284

patti.bank@westwicke.com

Media Contact

Mike Beyer

Sam Brown, Inc.

312-961-2502

mikebeyer@sambrown.com